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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated June 8, 2004, accompanying the consolidated financial statements included in the Annual Report of America's Car-Mart, Inc. on Form 10-K for the year ended April 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of America's Car-Mart, Inc. on Form S-8 (File Nos. 33-59519, 33-59527, 33-41960, 33-22590, 33-71090, and 333-38475).

Grant Thornton LLP

Dallas, Texas
July 7, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm